Exhibit 32.2

Certification of Chief Financial Officer Required by Rule 13a-14(b)

and Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Lawrence W. Stranghoener, the Executive Vice President and Chief Financial Officer of The Mosaic Company, certify that (i) the Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2010 of The Mosaic Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of The Mosaic Company.

March 31, 2010

/s/ Lawrence W. Stranghoener
Lawrence W. Stranghoener
Executive Vice President and Chief Financial Officer
The Mosaic Company